Exhibit 99.1

Brown & Brown, Inc. announces first quarter 2026 results,

including total revenues of $1.9 billion, an increase of 35.4%; flat Organic Revenue;

growth of Organic Revenue with Contingents of 2.2%; diluted net income per share of $1.06;

Diluted Net Income Per Share - Adjusted of $1.39; and a quarterly dividend of $0.165 per share

DAYTONA BEACH, Fla., April 27, 2026 - Brown & Brown, Inc. (NYSE:BRO) (the "Company") announced its unaudited financial results for the first quarter of 2026.

For the first quarter ended March 31, 2026, the Company achieved:

•
Total revenues of $1.9 billion, increasing $497 million, or 35.4%, compared to the first quarter of the prior year, with flat Organic Revenue and Organic Revenue with Contingents increasing 2.2%.
•
Income before income taxes of $533 million, increasing 24.8%, with Income Before Income Taxes Margin of 28.0%, compared to 30.4% in the first quarter of the prior year.
•
EBITDAC - Adjusted of $731 million, increasing 36.6%, with EBITDAC Margin - Adjusted of 38.5%, compared to 38.1% in the first quarter of the prior year.
•
Net income attributable to the Company of $426 million, increasing $95 million, or 28.7%, compared to the first quarter of the prior year.
•
Diluted net income per share of $1.06, a decrease of 7.8%, with Diluted Net Income Per Share - Adjusted increasing to $1.39, or 7.8%, each compared to the first quarter of the prior year.

J. Powell Brown, president and chief executive officer of the Company, noted, “Our teammates continue to deliver for our customers in a challenging growth environment.”

In addition, the Company today announced that the Board of Directors has declared a regular quarterly cash dividend of $0.165 per share. The dividend is payable on May 20, 2026, to shareholders of record on May 11, 2026.

Reconciliation of Commissions and Fees

to Organic Revenue and Organic Revenue with Contingents

(in millions, unaudited)

	Three Months Ended March 31,
	2026	2025
Commissions and fees	$1,880	$1,385
Contingents	(97)	(43)
Core commissions and fees	$1,783	$1,342
Acquisitions	(435)
Dispositions		(3)
Foreign Currency Translation		19
Litigation-Related Impact		(10)
Organic Revenue	$1,348	$1,348
Organic Revenue growth	—
Organic Revenue growth %	0.0%

Organic Contingents	$74	$43
Organic Revenue with Contingents	1,422	1,391
Organic Revenue with Contingents growth	$31
Organic Revenue with Contingents growth %	2.2%

See information regarding non-GAAP measures presented later in this press release.

Reconciliation of Diluted Net Income Per Share to

Diluted Net Income Per Share - Adjusted

(unaudited)

	Three Months Ended March 31,		Change
	2026	2025	$	%
Diluted net income per share(1)	$1.06	$1.15	$(0.09)	(7.8%)
Change in estimated acquisition earn-out payables	0.01	(0.01)	0.02
(Gain)/loss on disposal	—	—	—
Acquisition/Integration Costs	0.06	—	0.06
Amortization	0.26	0.15	0.11
Mark-to-market of escrow liability(2)	—	—	—
Diluted Net Income Per Share - Adjusted	$1.39	$1.29	$0.10	7.8%

(1)
The calculation of diluted net income per share for the three months ended March 31, 2026 (a) excludes the mark-to-market of escrow liability and (b) includes the escrowed shares within the Company’s diluted weighted average number of shares, in each case in accordance with Accounting Standards Codification Topic 260 — Earnings Per Share (“ASC 260”), which requires this treatment in periods where the combined effect of these adjustments is accretive to earnings.
(2)
No adjustment for the mark-to-market of escrow liability was made to Diluted Net Income Per Share – Adjusted for the three months ended March 31, 2026 as the calculation of diluted net income per share for these periods already excludes the mark-to-market of escrow liability in accordance with ASC 260.

See information regarding non-GAAP measures presented later in this press release.

Reconciliation of Income Before Income Taxes to EBITDAC and

EBITDAC - Adjusted and Income Before Income Taxes Margin(1) to

EBITDAC Margin and EBITDAC Margin - Adjusted

(in millions, unaudited)

	Three Months Ended March 31,
	2026	2025
Total revenues	$1,901	$1,404
Income before income taxes	$533	$427
Income Before Income Taxes Margin(1)	28.0%	30.4%
Amortization	116	53
Depreciation	17	11
Interest	99	46
Change in estimated acquisition earn-out payables	5	(4)
EBITDAC	$770	$533
EBITDAC Margin	40.5%	38.0%
(Gain)/loss on disposal	(1)	2
Acquisition/Integration Costs	26	—
Mark-to-market of escrow liability	(64)	—
EBITDAC - Adjusted	$731	$535
EBITDAC Margin - Adjusted	38.5%	38.1%

(1)
“Income Before Income Taxes Margin” is defined as income before income taxes divided by total revenues.

See information regarding non-GAAP measures presented later in this press release.

Brown & Brown, Inc.

Consolidated Statements of Income

(in millions, except per share data; unaudited)

	Three Months Ended March 31,
	2026	2025
REVENUES
Commissions and fees	$1,880	$1,385
Investment and other income	21	19
Total revenues	1,901	1,404
EXPENSES
Employee compensation and benefits	907	683
Other operating expenses	289	186
(Gain)/loss on disposal	(1)	2
Amortization	116	53
Depreciation	17	11
Interest	99	46
Change in estimated acquisition earn-out payables	5	(4)
Mark-to-market of escrow liability	(64)	—
Total expenses	1,368	977
Income before income taxes	533	427
Income taxes	106	93
Net income before non-controlling interests	427	334
Less: Net income attributable to non-controlling interests	1	3
Net income attributable to the Company	$426	$331
Net income per share:
Basic	$1.27	$1.16
Diluted	$1.06	$1.15
Weighted average number of shares outstanding:
Basic	331	283
Diluted	337	285

Brown & Brown, Inc.

Consolidated Balance Sheets

(in millions, except per share data, unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,003	$1,079
Fiduciary cash	2,387	2,471
Commission, fees, and other receivables	1,576	1,438
Fiduciary receivables	1,574	1,515
Reinsurance recoverable	590	647
Prepaid reinsurance premiums	869	980
Other current assets	456	484
Total current assets	8,455	8,614
Fixed assets, net	370	367
Operating lease assets	263	269
Goodwill	15,076	15,087
Amortizable intangible assets, net	4,782	4,906
Other assets	754	748
Total assets	$29,700	$29,991
LIABILITIES AND EQUITY
Current liabilities:
Fiduciary liabilities	$3,961	$3,986
Losses and loss adjustment reserve	611	671
Unearned premiums	938	1,053
Accounts payable	873	990
Accrued expenses and other liabilities	695	875
Current portion of long-term debt	1,238	719
Total current liabilities	8,316	8,294
Long-term debt less unamortized discount and debt issuance costs	6,584	6,894
Operating lease liabilities	238	243
Deferred income taxes, net	899	815
Other liabilities	1,050	1,172
Equity:
Common stock, par value $0.10 per share; authorized 560 shares; issued 359 shares and outstanding 335 shares at 2026, issued 357 shares and outstanding 336 shares at 2025, respectively	36	36
Additional paid-in capital	6,165	6,160
Treasury stock, at cost 24 shares at 2026 and 21 shares at 2025, respectively	(1,098)	(848)
Accumulated other comprehensive income	128	210
Non-controlling interests	24	26
Retained earnings	7,358	6,989
Total equity	12,613	12,573
Total liabilities and equity	$29,700	$29,991

Brown & Brown, Inc.

Consolidated Statements of Cash Flows

(in millions, unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income before non-controlling interests	$427	$334
Adjustments to reconcile net income before non-controlling interests to net cash provided by operating activities:
Amortization	116	53
Depreciation	17	11
Non-cash stock-based compensation	26	29
Change in estimated acquisition earn-out payables	5	(4)
Mark-to-market of escrow liability	(64)	—
Deferred income taxes	80	(10)
Net (gain)/loss on sales/disposals of investments, businesses, fixed assets and customer accounts	(1)	2
Payments on acquisition earn-outs in excess of original estimated payables	(15)	—
Other	3	2
Changes in operating assets and liabilities, net of effect from acquisitions and divestitures:
Commissions, fees and other receivables (increase)/decrease	(142)	(180)
Reinsurance recoverable (increase)/decrease	57	1,080
Prepaid reinsurance premiums (increase)/decrease	110	40
Other assets (increase)/decrease	25	35
Losses and loss adjustment reserve increase/(decrease)	(60)	(1,081)
Unearned premiums increase/(decrease)	(116)	(35)
Accounts payable increase/(decrease)	(29)	126
Accrued expenses and other liabilities increase/(decrease)	(184)	(195)
Other liabilities increase/(decrease)	7	6
Net cash provided by operating activities	262	213
Cash flows from investing activities:
Additions to fixed assets	(21)	(17)
Payments for businesses acquired, net of cash acquired	(17)	(67)
Proceeds from sales of businesses, fixed assets and customer accounts	—	9
Other investing activities	—	(4)
Net cash used in investing activities	(38)	(79)
Cash flows from financing activities:
Fiduciary receivables and liabilities, net	(76)	(90)
Payments on acquisition earn-outs	(150)	(26)
Payments on long-term debt	(19)	(169)
Borrowings on revolving credit facility	225	150
Repurchase shares to fund tax withholdings for non-cash stock-based compensation	(26)	(40)
Purchase of treasury stock	(250)	—
Cash dividends paid	(57)	(43)
Other financing activities	(1)	—
Net cash used in financing activities	(354)	(218)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash inclusive of fiduciary cash	(27)	22
Net decrease in cash, cash equivalents and restricted cash inclusive of fiduciary cash	(157)	(62)
Cash, cash equivalents and restricted cash inclusive of fiduciary cash at beginning of period	3,815	2,502
Cash, cash equivalents and restricted cash inclusive of fiduciary cash at end of period	$3,658	$2,440

Conference call, webcast and slide presentation

A conference call to discuss the results of the first quarter of 2026 will be held on Tuesday, April 28, 2026, at 8:00 AM (EDT). The Company may refer to a slide presentation during its conference call. You can access the webcast and the slides from the "Investor Relations" section of the Company’s website at BBrown.com.

About Brown & Brown

Brown & Brown, Inc. (NYSE: BRO) is a leading insurance brokerage firm delivering comprehensive and customized insurance solutions and specialization since 1939. With a global presence spanning 700+ locations and a team of approximately 23,000 professionals, we are dedicated to delivering scalable, innovative strategies for our customers at every step of their growth journey. Learn more at BBrown.com.

Forward-looking statements

This press release may contain certain statements relating to future results which are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. You can identify these statements by forward-looking words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan” and “continue” or similar words. We have based these statements on our current expectations about potential future events. Although we believe the expectations expressed in the forward-looking statements included in this press release are based upon reasonable assumptions within the bounds of our knowledge of our business, a number of factors could cause actual results to differ materially from those expressed in any forward-looking statements, whether oral or written, made by us or on our behalf. Many of these factors have previously been identified in filings or statements made by us or on our behalf. Important factors which could cause our actual results to differ, possibly materially from the forward-looking statements in this press release include but are not limited to the following items: the Company's determination as it finalizes its financial results for the first quarter 2026 that its financial results differ from the current preliminary unaudited numbers set forth herein; risks with respect to the acquisition of RSC Topco, Inc. (“Accession”) (the “Transaction”); the possibility that the anticipated benefits, including any anticipated cost savings and strategies, of the Transaction are not realized when expected or at all; risks related to the financing of the Transaction, including that financing the Transaction resulted in an increase in the Company’s indebtedness; risks relating to the financial information related to Accession; the risk that certain assumptions the Company has made relating to the Transaction prove to be materially inaccurate; risks related to Accession’s business, including underwriting risk in connection with certain captive insurance companies; the inability to hire, retain and develop qualified employees, as well as the loss of any of our executive officers or other key employees; a cybersecurity attack or any other interruption in information technology and/or data security that may impact our operations or the operations of third parties that support us; acquisition-related risks that could negatively affect the success of our growth strategy, including the possibility that we may not be able to successfully identify suitable acquisition candidates, complete acquisitions, successfully integrate acquired businesses into our operations and expand into new markets; risks related to our international operations, which may result in additional risks or require more management time and expense than our domestic operations to achieve or maintain profitability; the requirement for additional resources and time to adequately respond to dynamics resulting from rapid technological change, including the increasing use of artificial intelligence and robotic processing automation; the loss of or significant change to any of our insurance company or intermediary relationships, which could result in loss of capacity to write business, additional expense, loss of market share or material decrease in our commissions; the effect of natural disasters on our Contingents, insurer capacity or claims expenses within our captive insurance facilities; adverse economic conditions, political conditions, outbreaks of war, disasters, or regulatory changes in states or countries where we have a concentration of our business; the inability to maintain our culture or a significant change in management, management philosophy or our business strategy; fluctuations in our commission revenue as a result of factors outside of our control; the effects of significant or sustained inflation or higher interest rates; claims expense resulting from the limited underwriting risk associated with our participation in captive insurance facilities; risks associated with our automobile and recreational vehicle finance and incentives dealer services (“F&I”) businesses; changes in, or the termination of, certain programs administered by the U.S. federal government from which we derive revenues; the limitations of our system of disclosure and internal controls and procedures in preventing errors or fraud, or in informing management of all material information in a timely manner; our reliance on vendors and other third parties to perform key functions of our business operations and provide services to our customers; the significant control certain shareholders have; changes in data privacy and protection laws and regulations or any failure to comply with such laws and regulations; improper disclosure of confidential information; our ability to comply with non-U.S. laws, regulations and policies; the potential adverse effect of certain actual or potential claims, regulatory actions or proceedings on our businesses, results of operations, financial condition or liquidity; uncertainty in our business practices and compensation arrangements with insurance carriers due to potential changes in regulations; regulatory changes that could reduce our profitability or growth by increasing compliance costs, technology compliance, restricting the products or services we may sell, the markets we may enter, the methods by which we may sell our products and services, or the prices we may charge for our services and the form of compensation we may accept from our customers, carriers and third parties; increasing scrutiny and changing laws or competing expectations from regulators, investors and customers with respect to our environmental, social and governance practices and disclosure; a decrease in demand for liability insurance as a result of tort reform legislation; our failure to comply with any covenants contained in our debt agreements; the possibility that covenants in our debt agreements could prevent us from engaging in certain potentially beneficial activities; fluctuations in foreign currency exchange rates; a downgrade to our corporate credit rating, the credit ratings of our outstanding debt or other market speculation; future sales or other dilution of our equity could adversely affect the market price of our common stock; changes in the U.S.-based credit markets that might adversely affect our business, results of operations and financial condition; changes in current U.S. or global economic conditions, including an extended slowdown in the markets in which we operate; disintermediation within the insurance industry, including increased competition from insurance companies, technology companies and the financial services industry, as well as the shift away from traditional insurance markets; conditions that result in reduced insurer capacity; quarterly and annual variations in our commissions that result from the timing of policy renewals and the net effect of new and lost business production; intangible asset risk, including the possibility that our goodwill may become impaired in the future; changes in our accounting estimates and assumptions; other risks and uncertainties as may be detailed from time to time in our public announcements and Securities and Exchange Commission (“SEC”) filings; and other factors that the Company may not have currently identified or quantified. Assumptions as to any of the foregoing, and all statements, are not based upon historical fact, but rather reflect our current expectations concerning future results and events. Forward-looking statements that we make or that are made by others on our behalf are based upon a knowledge of our business and the environment in which we operate, but because of the factors listed above, among others, actual results may differ from those in the forward-looking statements. Consequently, these cautionary statements qualify all of the forward-looking statements we make herein. We cannot assure you that the results or developments anticipated by us will be realized, or even if substantially realized, that those results or developments will result in the expected consequences for us or affect us, our business or our operations in the way we expect. We caution readers not to place undue reliance on these forward-looking statements. All forward-looking statements made herein are made only as of the date of this press release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

Non-GAAP supplemental financial information

This press release contains references to "non-GAAP financial measures" as defined in SEC Regulation G, consisting of Organic Revenue, Organic Revenue with Contingents, EBITDAC, EBITDAC Margin, EBITDAC - Adjusted, EBITDAC Margin - Adjusted and Diluted Net Income Per Share - Adjusted. We present these measures because we believe such information is of interest to the investment community and because we believe they provide additional meaningful methods to evaluate the Company’s operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis due to the impact of certain items that have a high degree of variability, that we believe are not indicative of ongoing performance and that are not easily comparable from period to period. This non-GAAP financial information should be considered in addition to, not in lieu of, GAAP information as of the relevant date. Consistent with Regulation G, a description of such information is provided below, and tabular reconciliations of such items to our most directly comparable GAAP information can be found within this press release as well as in our periodic filings with the SEC.

We view Organic Revenue and Organic Revenue growth (including Organic Revenue with Contingents and its growth) as important indicators when assessing and evaluating our performance on a consolidated basis and for each of our two segments, because they allow us to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that were a part of our business in both the current and prior year and that are expected to continue in the future. In addition, we believe Diluted Net Income Per Share - Adjusted provides a meaningful representation of our operating performance and improves the comparability of our results between periods by excluding the impact of the change in estimated acquisition earn-out payables, the impact of amortization of intangible assets and certain other non-recurring or infrequently occurring items. We also view EBITDAC, EBITDAC - Adjusted, EBITDAC Margin and EBITDAC Margin - Adjusted as important indicators when assessing and evaluating our performance, as they present more comparable measurements of our operating margins in a meaningful and consistent manner. As disclosed in our most recent proxy statement, we use Organic Revenue growth, Diluted Net Income Per Share - Adjusted and EBITDAC Margin - Adjusted as key performance metrics for our short-term and long-term incentive compensation plans for executive officers and other key employees.

Non-GAAP Revenue Measures

•
Organic Revenue is our core commissions and fees less: (i) the core commissions and fees earned for the first twelve months by newly acquired operations; (ii) divested business (core commissions and fees generated from offices, books of business or niches sold or terminated during the comparable period); (iii) Foreign Currency Translation (as defined below) and (iv) the Litigation-Related Impact. The term “core commissions and fees” excludes profit-sharing contingent commissions (“Contingents”); and therefore, represents the revenues earned directly from specific insurance policies sold and specific fee-based services rendered. Growth of Organic Revenue can be expressed as a dollar amount or a percentage rate.
•
Organic Revenue with Contingents is Organic Revenue plus Organic Contingents (as defined below). Growth of Organic Revenue with Contingents can be expressed as a dollar amount or a percentage rate.

Non-GAAP Earnings Measures

•
EBITDAC is defined as income before interest, income taxes, depreciation, amortization and the change in estimated acquisition earn-out payables.
•
EBITDAC Margin is defined as EBITDAC divided by total revenues.
•
EBITDAC - Adjusted is defined as EBITDAC, excluding (i) (gain)/loss on disposal (as defined below), (ii) Acquisition/Integration Costs (as defined below) and (iii) mark-to-market of escrow liability (as defined below).
•
EBITDAC Margin - Adjusted is defined as EBITDAC - Adjusted divided by total revenues.
•
Diluted Net Income Per Share - Adjusted is defined as diluted net income per share, excluding the after-tax impact of (i) the change in estimated acquisition earn-out payables, (ii) (gain)/loss on disposal, (as defined below), (iii) Acquisition/Integration Costs (as defined below), (iv) mark-to-market of escrow liability (as defined below) in periods wherein the effect of mark-to-market of escrow liability is not dilutive to the Company's earnings and, therefore, not already excluded from the calculation of diluted net income per share in accordance with ASC 260, and (v) amortization.

Definitions Related to Certain Components of Non-GAAP Measures

•
“Acquisition/Integration Costs” means the acquisition and integration costs (e.g., costs associated with regulatory filings; costs for third-party professional services, including legal, accounting, consulting, financial advisory and due diligence; costs and fees associated with entry into the bridge financing commitment; costs of integrating or streamlining processes and information technology systems, including data migration and system integration; costs associated with optimizing vendor agreements and leased office space, including exit costs related to location combinations; and employment-related costs, including severance payments, costs associated with the transition of certain legacy compensation programs, retention-related compensation expenses, and incentive payments) arising out of our acquisition of Accession and acquisitions previously completed by Accession, which are not considered to be normal, recurring or part of ongoing operations.
•
“Foreign Currency Translation” means the period-over-period impact of foreign currency translation, which is calculated by applying current-year foreign exchange rates to the various functional currencies in our business to our reporting currency of US dollars for the same period in the prior year.
•
“(Gain)/loss on disposal” is a caption on our consolidated statements of income which reflects net proceeds received as compared to the net book value related to sales of books of business and other divestiture transactions.
•
“Mark-to-market of escrow liability” is a caption on our consolidated statements of income which reflects the non-cash change in the fair value associated with certain shares of the Company’s common stock held in escrow. The change is driven by fluctuations in our stock price between the beginning of the quarter and the end of the quarter. These escrowed shares represent a portion of the merger consideration payable in connection with our acquisition of Accession. The escrowed shares secure certain indemnification obligations of the Accession equity holders related to businesses that are in run-off or discontinued.
•
“Litigation-Related Impact” means the core commissions and fees attributable to (i) the loss of specifically identified customer accounts and (ii) new business generated in the prior year by certain former employees, in each case in connection with the conduct of a competitor that is the subject of pending litigation in multiple jurisdictions.
•
“Organic Contingents” are Contingents, less (i) Contingents earned for the first twelve months by newly acquired stand-alone operations and (ii) Contingents earned from divested stand-alone operations (Contingents generated from stand-alone operations sold or terminated during the comparable period).

Our industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments and, therefore comparability may be limited. This supplemental non-GAAP financial information should be considered in addition to, and not in lieu of, the Company's condensed consolidated financial statements.

# # #

For more information:

R. Andrew Watts

Chief Financial Officer

(386) 239-5770